UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 25, 2019

ENTASIS THERAPEUTICS HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38670	82-4592913
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

35 Gatehouse Drive Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (781) 810-0120

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b—2 of the Securities Exchange Act of 1934 (§ 240.12b—2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2019, Andrew J. Staples and James N. Topper, M.D., Ph.D. notified the Board of Directors (the “Board”) of Entasis Therapeutics Holdings Inc. (the “Company”) of their decision not to stand for re-election to the Board at the Company’s 2019 annual meeting of stockholders (the “Annual Meeting”).  Each director will continue to serve as Class I Directors until the Annual Meeting.  Mr. Staples will continue to serve as a member of the Audit Committee of the Board and Dr. Topper will continue to serve as Chair of the Compensation Committee of the Board until the Annual Meeting.  Neither director’s decision not to stand for re-election was due to any disagreement with the Company.

The Nominating and Corporate Governance Committee of the Board has nominated David Meek to stand for election as a Class I Director at the Annual Meeting. The Board has appointed Heather Preston to serve as a member of the Audit Committee and has appointed Gregory Norden to serve as Chair of the Compensation Committee, both upon completion of the Annual Meeting.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTASIS THERAPEUTICS HOLDINGS INC.

By:	/s/ Elizabeth M. Keiley
Elizabeth M. Keiley
General Counsel

Dated: April 30, 2019

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